Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES REPORTS FIRST QUARTER 2018 RESULTS
Company reports revenues of $227 million, earnings of $0.08 per diluted share and provides an update on deployment of KronosTM technology
THE WOODLANDS, TX – April 26, 2018 – Newpark Resources, Inc. (NYSE: NR) today announced results for its first quarter ended March 31, 2018. Total revenues for the first quarter of 2018 were $227.3 million compared to $204.4 million in the fourth quarter of 2017 and $158.7 million in the first quarter of 2017. Income from continuing operations for the first quarter of 2018 was $7.2 million, or $0.08 per diluted share, compared to $7.9 million, or $0.09 per diluted share, in the fourth quarter of 2017, and a loss from continuing operations of $(1.0) million, or $(0.01) per share, in the first quarter of 2017.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “We’re very pleased to report another solid quarter for both segments, posting consolidated revenues of $227 million and operating income of $14 million in the first quarter.  In Fluids, first quarter revenues were $177 million, reflecting our highest quarterly revenue achieved since 2014.  The 9% sequential growth in revenues was largely driven by the seasonal strength in Canada, which contributed $9 million of sequential revenue growth, while our U.S. business tracked fairly in-line with market activity levels. Internationally, despite the anticipated pull-back in Brazil, revenues increased by 5%, benefitting from strength in Romania and Kuwait, as well as the start-up of the Woodside project in offshore Australia.
“Meanwhile, following the successful deployment of our Kronos system with an independent operator in the Gulf of Mexico in the first quarter, I’m pleased to report that the system is now being utilized by two additional customers, including the Woodside Greater Enfield project in offshore Australia, as well as our first full deepwater well in the Gulf of Mexico with an IOC,” added Howes.
“In the Mats business, the integration of the Well Service Group and Utility Access Solutions with our legacy rental and service business is producing solid results.  The mats segment generated revenues of $50 million in the first quarter, reflecting a fairly balanced revenue mix between exploration and non-exploration markets,” added Howes.  “Revenues from mat sales came in at $10 million for the quarter, and we are optimistic going forward about the strengthening demand that we are seeing across end-markets.”
Fluids Systems International Contract Update
In Algeria, Newpark currently provides drilling fluids and related services to Sonatrach under Lot 1 and Lot 3 of a three-year contract awarded in 2015 (“2015 Contract”).  Work under this contract began in the second quarter of 2015 and is expected to be completed by the fourth quarter of 2018. During the first quarter of 2018, Sonatrach initiated a new tender (“2018 Tender”), for a three-year term succeeding the 2015 Contract. For the 2018 Tender, Sonatrach adopted a change in its procurement process, limiting the number of Lots that could be awarded to major service providers.  As a consequence, we expect any new award under the 2018 Tender will result in lower revenues from Sonatrach.  Based upon preliminary communication regarding the tender process, the Company currently expects that revenue from Sonatrach under the 2018 Tender will approximate $125 million over the three-year term, which would result in a reduction of approximately $25 million per year as compared to the recent activity levels.  The awards under the 2018 Tender are anticipated to be finalized in the second quarter of 2018, although there are no assurances that the Company will receive a new contract.  The impact of the new award could begin as early as the fourth quarter of 2018, as work transitions from the 2015 Contract to the final contract awarded under the 2018 Tender.
Segment Results
The Fluids Systems segment generated revenues of $177.4 million in the first quarter of 2018 compared to $162.4 million in the fourth quarter of 2017 and $136.1 million in the first quarter of 2017. Segment operating income was $10.5 million in the first quarter of 2018, compared to $7.4 million in the fourth quarter of 2017 and $6.4 million in the first quarter of 2017.
The Mats and Integrated Services segment generated revenues of $49.9 million in the first quarter of 2018 compared to $42.0 million in the fourth quarter of 2017 and $22.6 million in the first quarter of 2017. Segment operating income was $12.1 million in the first quarter of 2018, compared to $11.7 million in the fourth quarter of 2017 and $6.4 million in the first quarter of 2017.
Conference Call
Newpark has scheduled a conference call to discuss first quarter 2018 results and near-term operational outlook, which will be broadcast live over the Internet, on Friday, April 27, 2018 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 412-902-0030 and ask for the Newpark Resources call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through May 11, 2018 and may be accessed by dialing 201-612-7415 and using pass code 13677953#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2017, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, our ability to expand our product and service offerings and enter new customer markets with our existing products, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, the ongoing impact of the U.S. Tax Cuts and Jobs Act and the refinement of provisional estimates, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Revenues	$227,293	$204,389	$158,691
Cost of revenues	186,455	165,291	129,590
Selling, general and administrative expenses	26,954	29,541	25,397
Other operating (income) loss, net	46	(283)	(42)
Operating income	13,838	9,840	3,746

Foreign currency exchange loss	225	951	392
Interest expense, net	3,300	3,028	3,218
Income from continuing operations before income taxes	10,313	5,861	136

Provision (benefit) for income taxes	3,091	(2,056)	1,119
Income (loss) from continuing operations	7,222	7,917	(983)

Loss from disposal of discontinued operations, net of tax	—	(17,367)	—
Net income (loss)	$7,222	$(9,450)	$(983)

Calculation of EPS:
Income (loss) from continuing operations - basic and diluted	$7,222	$7,917	$(983)

Weighted average common shares outstanding - basic	89,094	87,414	84,153
Dilutive effect of stock options and restricted stock awards	2,637	2,580	—
Dilutive effect of 2021 Convertible Notes	—	—	—
Weighted average common shares outstanding - diluted	91,731	89,994	84,153

Income (loss) per common share - diluted:
Income (loss) from continuing operations	$0.08	$0.09	$(0.01)
Loss from discontinued operations	—	(0.20)	—
Net income (loss)	$0.08	$(0.11)	$(0.01)

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Revenues
Fluids systems	$177,379	$162,404	$136,050
Mats and integrated services	49,914	41,985	22,641
Total revenues	$227,293	$204,389	$158,691

Operating income (loss)
Fluids systems	$10,477	$7,435	$6,352
Mats and integrated services	12,086	11,729	6,402
Corporate office	(8,725)	(9,324)	(9,008)
Operating income	$13,838	$9,840	$3,746

Segment operating margin
Fluids systems	5.9%	4.6%	4.7%
Mats and integrated services	24.2%	27.9%	28.3%

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$59,938	$56,352
Receivables, net	267,179	265,866
Inventories	189,109	165,336
Prepaid expenses and other current assets	16,502	17,483
Total current assets	532,728	505,037

Property, plant and equipment, net	315,552	315,320
Goodwill	44,397	43,620
Other intangible assets, net	28,906	30,004
Deferred tax assets	3,389	4,753
Other assets	3,752	3,982
Total assets	$928,724	$902,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$1,391	$1,518
Accounts payable	107,601	88,648
Accrued liabilities	38,880	68,248
Total current liabilities	147,872	158,414

Long-term debt, less current portion	185,635	158,957
Deferred tax liabilities	36,978	31,580
Other noncurrent liabilities	8,024	6,285
Total liabilities	378,509	355,236

Common stock, $0.01 par value, 200,000,000 shares authorized and 104,635,290 and 104,571,839 shares issued, respectively	1,046	1,046
Paid-in capital	606,491	603,849
Accumulated other comprehensive loss	(53,885)	(53,219)
Retained earnings	123,743	123,375
Treasury stock, at cost; 15,318,800 and 15,366,504 shares, respectively	(127,180)	(127,571)
Total stockholders’ equity	550,215	547,480
Total liabilities and stockholders' equity	$928,724	$902,716

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2018	2017
Cash flows from operating activities:
Net income (loss)	$7,222	$(983)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	11,271	9,387
Stock-based compensation expense	2,289	2,836
Provision for deferred income taxes	381	(2,545)
Net provision for doubtful accounts	341	666
Gain on sale of assets	(383)	(847)
Amortization of original issue discount and debt issuance costs	1,309	1,330
Change in assets and liabilities:
Increase in receivables	(5,928)	(23,019)
Increase in inventories	(17,841)	(829)
Decrease in other assets	129	521
Increase (decrease) in accounts payable	18,511	(1,692)
Increase (decrease) in accrued liabilities and other	(17,168)	3,731
Net cash provided by (used in) operating activities	133	(11,444)

Cash flows from investing activities:
Capital expenditures	(10,696)	(7,291)
Refund of proceeds from sale of a business	(13,974)	—
Proceeds from sale of property, plant and equipment	575	288
Net cash used in investing activities	(24,095)	(7,003)

Cash flows from financing activities:
Borrowings on lines of credit	107,156	—
Payments on lines of credit	(81,224)	—
Debt issuance costs	—	(157)
Proceeds from employee stock plans	353	211
Purchases of treasury stock	(42)	(48)
Other financing activities	(545)	(371)
Net cash provided by (used in) financing activities	25,698	(365)

Effect of exchange rate changes on cash	812	846

Net increase (decrease) in cash, cash equivalents, and restricted cash	2,548	(17,966)
Cash, cash equivalents, and restricted cash at beginning of period	65,460	95,299
Cash, cash equivalents, and restricted cash at end of period	$68,008	$77,333

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Net Debt and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and/or that of other companies in our industry. In addition, management uses these measures to evaluate operating performance, and our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.

Consolidated	Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Net income (loss) (GAAP)	$7,222	$(9,450)	$(983)
Loss from disposal of discontinued operations, net of tax	—	17,367	—
Interest expense, net	3,300	3,028	3,218
Provision (benefit) for income taxes	3,091	(2,056)	1,119
Depreciation and amortization	11,271	10,759	9,387
EBITDA (non-GAAP)	$24,884	$19,648	$12,741

Fluids Systems	Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Operating income (GAAP)	$10,477	$7,435	$6,352
Depreciation and amortization	5,290	5,344	5,168
EBITDA (non-GAAP)	15,767	12,779	11,520
Revenues	177,379	162,404	136,050
Operating Margin (GAAP)	5.9%	4.6%	4.7%
EBITDA Margin (non-GAAP)	8.9%	7.9%	8.5%

Mats and Integrated Services	Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Operating income (GAAP)	$12,086	$11,729	$6,402
Depreciation and amortization	5,114	4,578	3,480
EBITDA (non-GAAP)	17,200	16,307	9,882
Revenues	49,914	41,985	22,641
Operating Margin (GAAP)	24.2%	27.9%	28.3%
EBITDA Margin (non-GAAP)	34.5%	38.8%	43.6%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	March 31, 2018	December 31, 2017
Current debt	$1,391	$1,518
Long-term debt, less current portion	185,635	158,957
Total Debt	187,026	160,475
Total stockholders' equity	550,215	547,480
Total Capital	$737,241	$707,955

Ratio of Total Debt to Capital	25.4%	22.7%

Total Debt	$187,026	$160,475
Less: cash and cash equivalents	(59,938)	(56,352)
Net Debt	127,088	104,123
Total stockholders' equity	550,215	547,480
Total Capital, Net of Cash	$677,303	$651,603

Ratio of Net Debt to Capital	18.8%	16.0%

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